FOR IMMEDIATE RELEASE

 Contact:  Jack Brown

561-838-1729

Florida Public Utilities Company Acquires Nature Coast Gas

West Palm Beach, FL (November 1, 2002) – Florida Public Utilities (AMEX: FPU) has expanded its West Central Florida propane service area with the acquisition of Inglis, Florida-based Nature Coast Gas, Incorporated.

According to FPU President, Jack English, Nature Coast Gas will continue to market and sell propane under the Nature Coast Gas name. In addition, Florida Public Utilities plans to integrate its Dunnellon, Florida propane business into the Nature Coast Gas operation.

Nature Coast Gas distributes propane gas to over 1,300 customers. When the Dunnellon operation is combined, more than 2,500 West Central Florida area customers will be served.  Former Nature Coast Gas owner and President, Scott A. Morrison, will manage the combined operation.

“This acquisition provides us with an excellent opportunity to enhance our propane gas service into this growing area of Florida,” said English.

Florida Public Utilities Company provides safe, reliable and competitively priced energy and water services to communities in growing markets throughout Florida. FPU provides natural gas service in Broward, Palm Beach, Volusia and Seminole Counties; propane gas service in Broward, Palm Beach, Volusia, Seminole, Citrus, Duval, Levy, Nassau and Marion Counties; electric service in Nassau, Jackson, Calhoun and Liberty Counties and water service in Nassau County.

# # #

Press Release File\Nature Coast Press Release.doc